                                                                February 1, 2000

                                                                    EXHIBIT 10.2

Mr. Marion R. Bob Rice
Chief Executive Officer of
Link.Com, Inc.
204 East Main Street
Brady, Texas 76825

RE: Current Status of certain Lease Agreement dated as of January 15, 1992, by and between Norwood-Reunion Cameron Centre Joint Venture (hereinafter referred to as NRCC), as Landlord, and GTECH, Corporation, a Delaware corporation (hereinafter referred to as Sublandlord), as Tenant, as amended by (i) Lease Amendment Number 1 dated as of March 10, 1992, by and between NRCC and Sublandlord, (ii) Lease Amendment Number 2 dated as of July 20, 1992, by and between NRCC and Sublandlord, (iii) Third Amendment to Lease Agreement dated July 14, 1997, by and between Gateway Central Properties (successor to NRCC, hereinafter referred to as Landlord) and Sublandlord, and (iv) Fourth Amendment to Lease Agreement dated October 17, 1997, by and between Landlord and Sublandlord (such Lease Agreement, as amended, being referred to herein as the Master Lease) for the lease of approximately 7,082 square feet of space (herein called the Sublease Premises) situated in Travis County, Texas, within that certain building locally known as Cameron Centre, Building B, located at 8200 Cameron Road, Suite B-170, Austin, Texas

Dear Mr. Rice,

     As an inducement to Link.Com, Inc. to enter into a sublease agreement for the Sublease Premises with Sublandlord, Sublandlord represents and warrants to Sublessee that Sublandlord, as of the date of this letter, is not in default of any term or condition of the Master Lease in any manner or of any other agreement in any manner concerning the Sublease Premises, and that no event exists which could constitute a Master Lease Termination, as defined in that Consent to Sublease agreement, which is attached hereto and incorporated by reference herein.

     Additionally, Sublandlord also joins in making the representations contained in this letter as an inducement to Link.Com, Inc. to enter into a sublease agreement for the Sublease Premises with Sublandlord. In consideration of the rent and security deposit paid by Link.Com, Inc. to Sublandlord pursuant to the certain sublease agreement, Sublandlord agrees to indemnify and save and hold harmless Link.Com, Inc. from any and all claims, demands, costs, expenses, damages, rents, fines, penalties, interest expenses, moving or relocation expenses, utility installation expenses, or reasonable attorneys' fees, in any manner incurred by Link.Com, Inc. as a result of the breach of the representations and warranties contained in this letter. Sublandlord specifically agrees that all obligations imposed upon them by this letter as subject to set-off and deduction by Link.Com, Inc.

     This letter is intended to be a part of that certain sublease agreement between Link.Com, Inc. and GTECH Corporation.

Sincerely yours,
GTECH Corporation

/s/ PAUL D. DONNELLY                         /s/ JACKIE ANTHEMENT JR.
Paul D. Donnelly                             Jackie Anthement Jr.
Director Facilities & Real Estate            COO

                               SUBLEASE AGREEMENT


     This SUBLEASE AGREEMENT (the "Sublease") dated and effective as of ___________________, 2000, by and between GTECH CORPORATION, a Delaware corporation (herein called "Sublandlord"), and LINK.COM, INC., a Nevada corporation (herein called "Subtenant");


                                  WITNESSETH:

     Reference is made to that certain Lease Agreement dated as of January 15, 1992, by and between Norwood-Reunion Cameron Centre Joint Venture ("NRCC"), as Landlord, and Sublandlord, as Tenant, as amended by (i) Lease Amendment Number 1 dated as of March 10, 1992, by and between NRCC and Sublandlord, (ii) Lease Amendment Number 2 dated as of July 20, 1992, by and between NRCC and Sublandlord, (iii) Third Amendment to Lease Agreement dated July 14, 1997, by and between Gateway Central Properties (successor to NRCC, hereinafter referred to as "Landlord") and Sublandlord, and (iv) Fourth Amendment to Lease Agreement dated October 17, 1997, by and between Landlord and Sublandlord (such Lease Agreement, as amended, being referred to herein as the "Master Lease"), covering and describing, among others, the "Sublease Premises" hereinafter described.

     Sublandlord has agreed to sublease the Sublease Premises to Subtenant, Subtenant has agreed to sublease the Sublease Premises from the Sublandlord, and the Landlord has consented to such sublease by Sublandlord to Subtenant, all as hereinafter provided.

     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

     THAT, for and in consideration of the rents to be paid by Subtenant and the covenants and agreements of the Sublandlord and Subtenant hereinafter set forth, the Sublandlord does hereby SUBLEASE, SUBLET and DEMISE unto the Subtenant and the Subtenant does hereby SUBLEASE and SUBLET from the Sublandlord approximately 7,082 square feet of space (herein called the "Sublease Premises") situated in Travis County, Texas, within that certain building locally known as Cameron Centre, Building B, located at 8200 Cameron Road, Suite B-170, Austin, Texas, as more particularly described and/or depicted on Exhibit A attached hereto and incorporated herein by reference for all purposes;

     TO HAVE AND TO HOLD the Sublease Premises, subject to the terms, covenants and conditions in this Sublease and in the Master Lease unto the Subtenant for the term hereinafter stated.

                                  ARTICLE ONE
                                      TERM

         The term ("Term") of this Sublease shall commence on the Effective Date (as hereinafter defined) and shall expire at 11:59 p.m. on September 24th 2002, unless sooner terminated as herein provided. The "Effective Date" of this Sublease shall be date on which Landlord executes the Consent to Sublease attached hereto as Exhibit B and incorporated herein by this reference for all purposes.


                                  ARTICLE TWO
                           RENT AND SECURITY DEPOSIT

         2.1 Rent. Subtenant agrees to pay to Sublandlord, as the "Base Rent" in this Sublease, in lawful money of the United States of America, the sum of the following amounts on the respective dates stated below:

         (a) On the Effective Date, if the Effective Date is a date other than the first day of a calendar month, the Subtenant agrees to pay to the Sublandlord an amount equal to the product of the number of days from and including the Effective Date to and including the last day of the calendar month in which the Effective Date occurs multiplied by $165.25, as the Base Rent for such initial partial month during the Term; and

         (b) Commencing on the first day of the fourth (4th) full calendar month to ensure after the calendar month in which the Effective Date occurs, and on the first day of each calendar month thereafter during the Term, Subtenant agrees to pay to the Sublandlord Four Thousand Nine Hundred, Fifty-seven and 40/100 Dollars ($4,957.40), as the Base Rent for such respective calendar months; provided, that if Effective Date occurred on other than the first day of a calendar month, then the amount payable by the Subtenant on the first day of the last calendar month to commence during the Term shall be prorated as provided in paragraph 2.1(a) above for the number of days in such calendar month which are within the Term.

         2.2 Additional Rent. In addition to the Base Rent described above, Subtenant agrees to pay to Sublandlord, as Additional Rent, its Proportionate Share (as defined in the Master Lease) of operating expenses set forth in
Section 2.03 of the Master Lease attributable to the Sublease Premises (determined on a square foot of rentable area basis) for the period of the Term commencing on the ninety-first (91st) day of the Term. Subtenant agrees to pay its Proportionate Share to Sublandlord through payments to Sublandlord of Forecast Additional Rent (as defined in the Master Lease) for the period of the Term of this Sublease commencing the ninety-first day of the Term. The Forecast Additional Rent applicable during calendar year 2000 is One Thousand Six Hundred Seventy-Five and 60/100 Dollars ($1675.60) per calendar month. For any partial calendar month during the Term of this Sublease in which Subtenant has agreed to pay Forecast Additional Rent, the monthly installment of Forecast Additional Rent shall be proportionately reduced based on the proportion of such calendar month which is within the portion of the Term in which Subtenant has agreed to pay Forecast Additional Rent. Additional Rent shall be due and payable monthly, in advance, commencing on the ninety-first day of the

Term and thereafter on the first day of each calendar month during the Term of this Sublease. Except as otherwise provided herein, Additional Rent shall be determined and paid to Sublandlord with respect to the Sublease Premises in the same manner as set forth in the Master Lease.

     2.3 Place of Payment. The Minimum Rent and the Additional Rent is hereinafter collectively called "Rent." All Rent and other sums owing or to become owing by Subtenant to Sublandlord shall be payable at the Sublandlord's office at ___________________________________________.

     2.4 Security Deposit. Upon execution hereof, Subtenant shall pay to Sublandlord the cash sum of Eleven Thousand Sixty-Seven and No/100 Dollars ($11,067.00) as security for the full and faithful performance by Subtenant of the Subtenant's monetary and non-monetary obligations under this Sublease and the Master Lease. In the event of default by Subtenant of any of its obligations hereunder or under the Master Lease, Subtenant agrees that Sublandlord may apply all or any part of the Security Deposit for the payment of Minimum Rent, Additional Rent or any other amount owed by Subtenant under the terms of this Sublease or the Master Lease, or to payment or reimbursement of any expense incurred by Sublandlord as a result of any default by Subtenant under the terms of this Sublease or the Master Lease; provided, however, the foregoing shall not be construed as a limitation on or impairment of any other remedy of the Sublandlord or the Landlord under the terms of this Sublease or the Master Lease. In the event all or any portion of the Security Deposit is applied to cure any default of Subtenant under the terms of this Sublease or the Master Lease, Subtenant agrees to and shall deposit with the Sublandlord any sums drawn from the Security Deposit and so applied, in order that the Security Deposit shall at all times be the amount specified herein. If the Subtenant faithfully performs all of its obligations under this Sublease and the Master Lease, Sublandlord shall return the Security Deposit to the Subtenant, without interest, within sixty (60) days following the final recapitulation and comparison of the Forecast Additional Rent for the final Lease Year of the Master Lease.

     2.5 In addition to the Base Rent and the Additional Rent and the Security Deposit, Subtenant further agrees to timely pay any and all amounts to become owing during the Term with respect to any costs, expenses, fees or other sums or amounts attributable to the Sublease Premises (as determined on a square foot of rentable area basis), including, without limitation, all after normal business hours service charges, late charges, and interest as set forth in the Master Lease.

                                 ARTICLE THREE
                            AGREEMENTS BY SUBTENANT

     3.1 Subtenant's Compliance with Master Lease. Commencing on the Effective Date and thereafter during the Term of this Sublease, except as specifically stated herein to the contrary, Subtenant agrees to keep and perform all the obligations set forth in the Master Lease to be kept and performed by the "Tenant" as defined thereunder with reference to the Sublease Premises and all such obligations are incorporated into this Sublease by reference as fully and for all purposes as if set forth herein in full. Subtenant further agrees that, during the term of this

Sublease, it will not take or fail to take any action upon or with reference to the Sublease Premises that would cause Sublandlord to be or become in default under the Master Lease.

     3.2 Use. Subtenant agrees to use the Sublease Premises solely for administrative offices, a computer center, computer maintenance and other uses relating to Subtenant's business which are authorized under and conducted in accordance with the provisions of the Master Lease.

     3.3 Same Conditions Apply. Except as otherwise stated in this Sublease, Subtenant agrees that its subleasehold in and to the Sublease Premises is subject to the same conditions as set forth in the Master Lease to which reference is here made therefor and the same are incorporated herein by reference as fully and for all purposes as if set forth herein in full.

     3.4 No Renewal Term. Subtenant acknowledges and agrees that nothing in this Sublease shall be deemed or construed to grant to Subtenant the right to exercise any option or right granted to Sublandlord under the Master Lease, including, without limitation, any option to renew or extend the term of the Master Lease or any right of first refusal granted to Sublandlord under the Master Lease.

     3.5 No Subleasing or Assignment. Subtenant acknowledges and agrees that nothing in this Sublease shall be deemed or construed to permit Subtenant, and Subtenant shall have no right, to transfer or assign this Sublease or to further sublease the Sublease Premises without the prior written consent of Sublandlord and Landlord, which consent Sublandlord and Landlord may withhold or grant in their sole discretion.

     3.6 Condition of Sublease Premises. Except as stated specifically in
Section 4.2, Subtenant acknowledges and agrees that neither Sublandlord nor Landlord shall have any obligation to pay for or provide any improvements in or to the Sublease Premises and Subtenant does hereby agree that this sublease of the Sublease Premises is made by Sublandlord and accepted by Subtenant AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS TO FITNESS, CONDITION, OR HABITABILITY.

     3.7 Representations as to Master Lease. Sublandlord represents and warrants to Sublessee that Sublandlord, as of the Effective Date, is not in default of any term or condition of the Master Lease in any manner or of any other agreement in any manner concerning the Sublease Premises, and that no event exists which could constitute a Master Lease Termination, as defined in that Consent to Sublease agreement, which is attached hereto and incorporated by reference herein. SUBLANDLORD AGREES TO INDEMNIFY AND SAVE AND HOLD HARMLESS SUBLESSEE FROM ANY AND ALL CLAIMS, DEMANDS, COSTS, EXPENSES, DAMAGES, RENTS, FINES, PENALTIES, INTEREST EXPENSES, OR REASONABLE ATTORNEYS' FEES, IN ANY MANNER INCURRED BY SUBLESSEE AS A RESULT OF THE BREACH OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THE PARAGRAPH.

                                  ARTICLE FOUR
                           AGREEMENTS BY SUBLANDLORD

     4.1 Obtain Services from Landlord. Upon request by Subtenant, Sublandlord agrees to seek and/or make appropriate demand on the Landlord to provide any services to the Sublease Premises which Landlord is obligated to provide under the Master Lease. In no event shall Sublandlord be obligated or liable to Subtenant for the failure of Landlord to provide any such services. Any damages recovered by Sublandlord from Landlord on account of a failure of Landlord to provide such services to the Sublease Premises shall be paid to Subtenant after deducting therefrom the reasonable costs and expenses (including, without limitation, its reasonable attorney's fees and court cost(s) incurred by Sublandlord in enforcing the terms and provisions of the Master Lease and/or prosecuting any such claim against Landlord.

                                  ARTICLE FIVE
                                    REMEDIES

     5.1 Sublandlord's Remedies. Any failure by Subtenant to satisfy and perform all covenants, obligations and provisions of this Sublease and any act or omission by Subtenant which would constitute an event of default by Tenant under the Master Lease shall constitute an event of default by Subtenant hereunder. Subtenant agrees that upon: (i) the occurrence of any event of Monetary Default (as defined in the Master Lease) by Subtenant, written notice by Sublandlord, and the passage of fifteen (15) business days in which Subtenant has failed to cure the Monetary Default, or (ii) the occurrence of any Non-Monetary Default (as defined in the Master Lease) by Subtenant, written notice by Sublandlord to Subtenant, and the passage of thirty (30) days in which Subtenant has failed to cure the Non-Monetary Default, Sublandlord may exercise, in addition to any other remedy available at law or in equity, any one or more of the remedies set forth in the Master Lease.

     5.2 Subtenant's Remedies. In the event of any default by Sublandlord hereunder, Subtenant shall not exercise any remedy until thirty (30) days after Subtenant has given Sublandlord and Landlord written notice of such default and Sublandlord has failed within such 30-day period of time to remedy such default by Sublandlord.

                                  ARTICLE SIX
                            MISCELLANEOUS PROVISIONS

     6.1 Brokerage Commissions. Sublandlord and Subtenant acknowledge and agree that Colliers Oxford has provided real estate brokerage services to Subtenant and that Hill Partners, Inc. has provided real estate brokerage services to Sublandlord, and that Colliers Oxford and Hill Partners, Inc. are the only real estate brokers involved in this transaction. In the event and only in the event that Subtenant enters possession of the Sublease Premises and pays timely the initial partial month, and the first full calendar month of Base Rent plus the Security Deposit to Sublandlord, Sublandlord agrees (a) to pay to Colliers Oxford a real estate leasing commission of four percent (4%) of the total Base Rent payable by Subtenant under this Sublease and (b) to pay Hill Partners, Inc. a real estate leasing commission of two percent (2%) of the total Base Rent payable by Subtenant under this Sublease. Except for the real estate leasing commission provided in this Section, each of Sublandlord and Subtenant agree to indemnify and hold the other harmless from and against ALL CLAIMS of all brokers, finders and others claiming a commission, fee or other compensation in connection with this transaction on account of an agreement claimed to have been made by, through or under such indemnifying party. Sublandlord and Subtenant agree to indemnify and hold the Landlord harmless from and against all claims of all brokers, finders and others claiming a commission, fee or other compensation in connection with this transaction on account of an agreement claimed to have been made by, through, or under them, respectively.

     6.2 Costs of Enforcement. In the event that either party shall take action to enforce any rights under this Sublease, the prevailing party shall be entitled to court costs and reasonable attorney's fees (including those relating to any appeals). Such fees shall include all costs incident to recovery hereunder whether directly related to litigation or not.

     6.3 Notices. Any notice or request required by this Sublease or the Master Lease must be in writing and may, unless otherwise expressly provided in this Master Lease, be given or served by depositing the same in the United States Postal Service, post-paid and certified, addressed to the party to be notified, with return receipt requested, or by hand delivering the same in person to such party (or in the case of a corporate party, to an officer of such party). For purposes of notice, the addresses of the parties shall be as follows, until changed as herein provided:


If to LANDLORD:
                         -------------------
                         -------------------
                         -------------------


If to SUBLANDLORD:       GTECH Corporation
                         Attn: General Counsel
                         55 Technology Way
                         West Greenwich, RI 02817


     With copy to:       R.G. Converse
                         Fulbright & Jaworski L.L.P.
                         600 Congress Avenue, 24th Floor
                         Austin, Texas 78701


If to SUBTENANT:         Link.Com, Inc.
                         201 East Main Street
                         Brady, Texas 76825


     Such notice shall be deemed to be given when deemed given under the terms and provisions of the Master Lease. The parties hereto shall have the right from time to time to change their respective addresses by giving written notice to the other parties.

     6.4 Entire Agreement. This Sublease contains the entire understanding between Sublandlord and Subtenant and supersedes any prior understandings and agreements between them regarding the subject matter hereof. There are no other representations, agreements, arrangements, understandings, oral or written, between and among the parties hereto or made by any agents, employees or representatives of any of the parties hereto (including, without limitation, real estate brokers and salesmen) relating to the subject matter of this Sublease that are not set forth herein. No amendment of or supplement of this Sublease shall be valid or effective unless made in writing and executed by each of the parties hereto.

     6.5 Partial Invalidity. If any portion of this Sublease shall be deemed to be null and void or unenforceable by action of a court of law, such portion shall be severable and shall not affect the balance of this Sublease, which shall remain in full force and effect.

     6.6 Time of the Essence. Time shall be of the essence with respect to all matters pertaining to this Sublease.

     6.7 Binding Effect. This Sublease is binding on and enforceable against the parties and their respective legal representatives, successors and assigns; provided, that nothing in this Section shall be deemed or construed to permit the assignment of this Sublease or the further sublease of the Sublease Premises by Subtenant.

     6.8 Word Forms. Unless the context indicates otherwise, the singular form when used herein will include the plural form, and any masculine, feminine, or neuter gender, when used herein, will include all other genders.

     6.9 Applicable Law. This Sublease has been made and entered into in the State of Texas, and shall be governed by and construed in accordance with the law of the State of Texas. Any cause of action or other proceeding of any kind or nature shall be conducted in Travis County, Texas.

     6.10 Counterpart Execution. This Sublease may be executed in multiple original counterparts and shall not be or become effective unless and until Sublandlord, Subtenant and Landlord have executed and delivered a copy of this Sublease to each other party hereto. Until each of Sublandlord, Subtenant and Landlord have so executed and delivered this Sublease to all the other parties hereto, any party which has signed this or any other counterpart of this Sublease may withdraw such person's execution by written notice to all other parties named in the first paragraph.

     6.11 Notwithstanding anything in this Sublease to the contrary, if the Landlord fails to execute a written consent in the form attached to this Sublease as Exhibit B and made a part hereof for all purposes on or before February 21, 2000, the Sublandlord shall have the option and right within ten
(10) days after such date to cancel and terminate this Sublease without liability to Subtenant of any kind or nature by written notice to the Subtenant.

     Executed to be effective as of the Effective Date.

SUBLANDLORD:                            SUBTENANT:


GTECH CORPORATION,                      LINK.COM, INC.,
a Delaware corporation                  a Nevada corporation


By: /s/ PAUL D. DONNELLY                By: /s/ JACKIE ANTHEMENT JR.
   -------------------------------         -------------------------------
Name: Paul D. Donnelly                  Name: Jackie Anthement Jr.
     -----------------------------           -----------------------------
Title: Director, Facilities & R.C.      Title: COO
      ----------------------------            ----------------------------

Address: 55 Technology Way              Address: Link.Com, Inc.
      ----------------------------            ----------------------------
         W. Greenwich, RI                        281 E. Main St.
      ----------------------------            ----------------------------
                    02817                        Brady, Texas 76835
      ----------------------------            ----------------------------

                                   EXHIBIT A

Legal Description:  The Property is 7.140 acres of land out of the James P.
                    Wallace Survey No. 57 in Travis County, Texas, said 7.140 acres of Land being a portion of that certain 14.12 acre tract of land conveyed to Vantage Properties, Inc. by Deed recorded in Volume 8760, Page 910, Deed Records, Travis County, Texas and all of that certain 0.049 acre tract of Land conveyed to Vantage Properties, Inc. by Deed recorded in Volume 9165, Page 191, Deed Records, Travis County, Texas.

Address:            8200 Cameron Road
                    Building B
                    Austin, Texas 78754


                               [PROPERTY DRAWING]

                                   EXHIBIT "B"
                               CONSENT TO SUBLEASE

     THIS CONSENT TO SUBLEASE ("Consent Agreement") dated as of ________, 2000, is made with reference to that certain sublease (the "Sublease") dated ______, 2000, by and between GTECH Corporation, a Delaware corporation ("Tenant") and LINK.COM, INC. ("Sublessee"), and is entered into between the foregoing parties and Gateway Central Properties, Inc., ("Landlord"), having an address at TA Realty Associates, 28 State Street, 10th Floor, Boston, Massachusetts 02109 with reference to the following facts:

     A. Landlord and Tenant are the parties to that certain master lease (the "Master Lease") dated as of January 15, 1992, respecting certain premises ("Premises") known as Suite B170, located in the building ("Building") located at 8200 Cameron Road, Suite B-170, Austin, Texas "Cameron Centre".

     B. Tenant and Sublessee wish to enter into the Sublease respecting the portion of the Premises described therein (the "Sublease Premises").

     C. The Master Lease provides that Tenant may not enter into any sublease without Landlord's prior written approval.

     D. Tenant and Sublessee have herewith presented the fully-executed Sublease to Landlord for Landlord's approval, and Landlord is willing to approve the same, upon all of the terms and conditions hereinafter appearing.

     NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

     1. Neither the Master Lease, the Sublease nor this Consent shall be deemed to grant Sublessee any rights whatsoever against Landlord. Sublessee hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease Premises (as defined in the Sublease) shall be solely against Tenant.

     2. This Consent shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor shall this Consent change, modify or amend the Master Lease in any manner. This consent shall not be deemed Landlord's consent to any further subleases.

     3. (a) In the event of Master Lease Termination (as hereinafter defined) prior to the termination of the Sublease, at Landlord's option, Sublessee agrees to attorn to Landlord and to recognize Landlord as Sublessee's landlord under the Sublease, upon the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord's duties, obligations or liabilities to Sublessee beyond those owed to Tenant under the Master Lease. Sublessee agrees to execute and deliver at any time and from time to time, upon request of Landlord, any instruments which may be necessary or appropriate to evidence such attornment. Landlord shall not (i) be liable to Sublessee for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defenses which Sublessee might have against Tenant, (iii) be bound by any rent or additional rent which Sublessee might have paid in advance to Tenant, or (iv) be bound to honor any rights of Sublessee in any security deposit made with Tenant except to the extent Tenant has turned over such security deposit to Landlord. Tenant hereby agrees that in the event of Master Lease Termination, which occurs on account of a default by Tenant under the Master Lease, Tenant shall immediately pay or transfer to Landlord any security deposit then held by Tenant. Landlord shall have the right, in Landlord's sole discretion, to elect not to have Sublessee attorn to Landlord and, in this event, the Sublease shall be deemed terminated on the date of Master Lease Termination and, Landlord shall have no obligation to permit Sublessee to continue to occupy the Premises.

        (b) "Master Lease Termination" means any event, which by voluntary or involuntary act or by operation of law, might cause or permit the Master Lease to be terminated, expired, be cancelled, be foreclosed against, or otherwise come to an end, including but not limited to (1) a default by Tenant under the Master Lease of any of the terms or provisions thereof; (2) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Master Lease is subject; or (3) the termination of Tenant's leasehold estate by dispossession proceeding or otherwise.

          (c) In the event of attornment hereunder, Landlord's liability shall be limited to matters arising during Landlord's ownership of the Building, and in the event that Landlord (or any successor owner) shall convey or dispose of the Building to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Consent or the Sublease to be performed by Landlord which first arise after the date of conveyance, including the return of any security deposit, and Tenant shall attorn to such other party, and Landlord (or such successor owner) shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Sublessee for any default by landlord under this Consent or the Sublease after such attornment, or arising in connection with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Sublease Premises, shall be limited to the interest of the Landlord in the Building (and proceeds thereof). Under no circumstances shall any present or future general partner of Landlord (if Landlord is a partnership) have any liability for the performance of Landlord's obligations under this Consent or the Sublease.

     4. In addition to Landlord's rights under Section 3 hereof, in the event Tenant is in default under any of the terms and provisions of the Master Lease, Landlord may elect to receive directly from Sublessee all sums due or payable to Tenant by Sublessee pursuant to the Sublessee, and upon receipt of Landlord's notice, Sublessee shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Tenant shall receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant's duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease, nor subsequently to accept Sublessee's attornment pursuant to Section 3(a) hereof.

     5. Sublessee hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Master Lease and agrees not to do or omit too do anything which would cause Tenant to be in breach of the Master Lease. Any such act or omission shall also constitute a breach of this Consent Agreement and shall entitle Landlord to recover any damage, loss, cost or expense which it thereby suffers, from Sublessee, whether or not Landlord proceeds against Tenant.

     6. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party agrees to pay the successful party or parties, all costs, expenses and reasonable attorney's fees incurred therein by the successful party or parties, in accordance with Section
4.20 of the Master Lease.

     7. This Consent Agreement shall be binding upon and inure to the benefit of the parties' respective successors and assigns, subject to all agreements and restrictions contained in the Master Lease, the Sublease and herein with respect to subleasing, assignment, or other transfer. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith. No amendment, modification or change therein will be effective unless Landlord shall have given its prior written consent thereto. This Consent Agreement may be amended only in writing, signed by all parties hereto.

     8. Notices required or desired to be given hereunder shall be effective either upon personal delivery or three (3) days after deposit in the United State mail, by certified mail, return receipt requested, addressed to the Landlord at the address set forth above, or to Tenant or Sublessee at the address of the Premises or of the Sublease Premises, respectively. Any party may change its address for notice by giving notice in the manner hereinabove provided.

     9. As a condition to the effectiveness of Landlord's consent to the Sublease, Tenant agrees to pay Landlord concurrently with Tenant's delivery of an executed counterpart hereof, Two Hundred Fifty Dollars ($250.00) in reimbursement of Landlord's reasonable attorneys' fees and administrative expenses incurred in connection with this Consent Agreement, as additional rent. Landlord's acceptance of such fee shall impose no duty on Landlord to approve or to execute the Sublease. Tenant shall also promptly pay Landlord any share of bonus rents, or other items required under the Master Lease in connection with subleases.

     10. Notwithstanding anything to the contrary set forth herein or elsewhere, if the Master Lease was guaranteed at the time of execution or at any time prior hereto by any guarantor, then Landlord may at any time hereafter declare all of its agreements in this Consent Agreement to be null and void and of no force and effect unless and until Landlord receives a counterpart of this Consent Agreement indicating approval thereof by any and all such guarantor(s), and their spouses (if any).

         11. Tenant and Sublessee agree to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorneys' fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder's fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreements or dealings.

         12. Tenant agrees to apply all payments received under the Sublease first to the satisfaction of all of Tenant's obligations under the Master Lease which are then due and owing by Tenant thereunder before using any part thereof for any other purpose.

             IN WITNESS WHEREOF, the following parties have executed this Consent to Sublease as of the date first above written.




                                      TENANT:

                                      GTECH CORPORATION


                                      By: /s/ PAUL D. DONNELLY
                                         ---------------------------------------
                                      Name Typed:  Paul D. Donnelly
                                                 -------------------------------
                                      Title: Director, Facilities & Real Estate
                                            ------------------------------------



                                      SUBLESSEE:

                                      LINK.COM INC.

                                      By: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                      Name Typed:  [ILLEGIBLE]
                                                 -------------------------------
                                      Title: COO
                                            ------------------------------------


                                      LANDLORD:

                                      GATEWAY CENTRAL PROPERTIES, INC.
                                      A CALIFORNIA CORPORATION

                                      By: TA Realty Corporation, As Agent


                                      By:
                                         ---------------------------------------
                                      Name Typed:
                                                 -------------------------------
                                      Title:
                                            ------------------------------------